As filed with the Securities and Exchange Commission on July 12, 2023

Registration No. 333-212717

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

POST-EFFECTIVE AMENDMENT NO. 1 (NO. 333-212717)

TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0216135 (I.R.S. Employer Identification No.)
501 Congress Avenue, Suite 150 Austin, TX 78701 (631) 777-5188 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

2016 Incentive Stock Plan

2016 Outside Directors Equity Compensation Plan

(Full title of the plan)

____________________________

Vincent Sita

FalconStor Software, Inc.

501 Congress Avenue, Suite 150

Austin, TX 78701

(631) 777-5188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

With a copy to:

Kenneth A. Schlesinger, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
(212) 451-2300

____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [_]

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

FalconStor Software, Inc., a Delaware corporation (the “Company”), is filing these post-effective amendments (the “Post-Effective Amendments”) to the following Registration Statement on Form S-8 (the “Registration Statement”), which has been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) registered but unsold or otherwise unissued under such Registration Statement as of the date hereof:

1.	Registration Statement No. 333-212717, filed with the SEC on July 28, 2016, registering 20,400,000 shares of Common Stock issuable under the Company’s 2016 Incentive Stock Plan and 2016 Outside Directors Equity Compensation Plan.

On July 12, 2023, the Company announced its intention to apply for the voluntary deregistration of its Common Stock from the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC. In connection with the Company’s voluntary decision to deregister, the Company has terminated any and all offerings pursuant to the Registration Statement. Accordingly, this filing is made pursuant to an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of each offering. The Company, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on July 12, 2023.

FALCONSTOR SOFTWARE, INC.

By:	/s/ Vincent Sita
Name: Vincent Sita
Title: Chief Financial Officer and Treasurer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.